UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

Meta Financial Group, Inc.
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META FINANCIAL GROUP, INC.

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 22, 2018

The following information supplements the Definitive Proxy Statement (the “Proxy Statement”) filed by Meta Financial Group, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on December 4, 2017. The Proxy Statement was filed in connection with the Company’s Annual Meeting of Stockholders to be held on January 22, 2018 (the “Annual Meeting”). The Company is making the information contained in this supplement to the Proxy Statement (this “Supplement”) available to supplement information provided under Proposal 3 (Amendment to the Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock from 15 Million to 30 Million Shares) in the Proxy Statement.

This Supplement should be read together with the Proxy Statement, and the information contained in this Supplement modifies or supersedes any inconsistent material contained in the Proxy Statement. Other than as expressly set forth in this Supplement, all other statements and disclosures contained in the Proxy Statement remain unchanged. Capitalized terms used but not otherwise defined in this Supplement have the meanings ascribed to them in the Proxy Statement.

Any stockholder that has already voted does not need to take any further action unless such stockholder wishes to change such stockholder’s vote. If any stockholder has previously voted and would like to change such stockholder’s vote, such stockholder may change such stockholder’s vote in the manner set forth in the Proxy Statement. Any previously submitted proxy votes, which are not validly revoked, will continue to be voted in accordance with the proxies as originally cast. Other important information regarding how to vote shares and revoke proxies already cast is available in the Proxy Statement.

If any stockholder has any questions about the Annual Meeting or needs assistance in voting such stockholder’s shares in connection with the Annual Meeting, please call the Company’s proxy solicitor, Regan & Associates, Inc., toll-free at (800) 737-3426.

The information contained in this Supplement speaks only as of January 10, 2018 unless the information specifically indicates that another date applies.

Supplemental Information Relating to Proposal 3 (Amendment to the Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock from 15 Million to 30 Million Shares)

In connection with the Annual Meeting, stockholders are being asked to consider and vote upon, among other things, a proposal to approve an amendment to Article Fourth of the Company’s Certificate of Incorporation (the “Charter Amendment”), which would increase the total number of authorized shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) to 30 million shares from 15 million shares. As previously disclosed in the Proxy Statement, as of November 24, 2017, the record date for the Annual Meeting (the “Record Date”), (i) 9,685,398 shares of Company Common Stock were issued (including 18,936 shares of Company Common Stock held in treasury) and 9,666,462 shares were outstanding; and (ii) 513,355 shares of Company Common Stock had been reserved for issuance under the Company’s equity compensation plans, leaving a balance of 4,801,247 shares of Company Common Stock authorized and unissued and not reserved for any specific purpose. As disclosed under Proposal 3 in the Proxy Statement, the Company and the Company’s Board of Directors are seeking stockholder approval of the Charter Amendment in order to maintain the Company’s flexibility to use capital stock for various purposes, including capital raising, providing equity incentives to directors and employees to attract and retain talented personnel, paying stock dividends or effecting stock splits, expanding the Company’s business through acquisitions or other strategic transactions involving the issuance of shares, including mergers, acquisitions and other business combinations, and other general corporate purposes.

On January 9, 2018, subsequent to the filing of the Proxy Statement and as previously described in the Company’s current report on Form 8-K filed with the SEC on January 9, 2018, the Company and MetaBank, a federally chartered stock savings bank and a wholly-owned subsidiary of the Company (“MetaBank”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Crestmark Bancorp, Inc., a Michigan corporation (“Crestmark”), and Crestmark Bank, a Michigan state-chartered bank and a wholly-owned subsidiary of Crestmark (“Crestmark Bank”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions set forth therein, Crestmark will merge with and into the Company, with the Company as the surviving entity, and, immediately thereafter, pursuant to the terms of a separate merger agreement between MetaBank and Crestmark Bank, Crestmark Bank will merge with and into MetaBank, with MetaBank surviving as the Company’s wholly-owned subsidiary (collectively, the “Merger”). Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger, each share of common stock of Crestmark, no par value per share (“Crestmark Common Stock”), issued and outstanding immediately prior to the closing will automatically be converted into the right to receive 2.65 shares of Company Common Stock (such shares to be issued in connection with the Merger, the “Merger Shares”). Upon the closing of the transactions contemplated by the Merger Agreement, following the satisfaction or waiver of various conditions set forth in the Merger Agreement, based upon the shares of Crestmark Common Stock outstanding as of the date of the Merger Agreement, the Company would issue approximately 3.3 million Merger Shares to the shareholders of Crestmark. Accordingly, as of the Record Date and giving pro forma effect to the closing of the Merger, the Company would have had approximately 1.5 million shares of Company Common Stock authorized and unissued and not reserved for any specific purpose. If Company stockholders do not approve and adopt the proposed Charter Amendment and the Merger is consummated, the Company would have significantly less flexibility to use Company Common Stock for the purposes described in the Proxy Statement.

Additional information regarding the Merger Agreement and the Merger is available in the Company’s current report on Form 8-K filed with the SEC on January 9, 2018.

The Company’s stockholders are not being asked at this time to vote on the Merger Agreement, the Merger, or the issuance of the Merger Shares in connection therewith. The Company intends to convene a special meeting of its stockholders to vote on the Merger and the issuance of the Merger Shares in connection therewith.

Cautionary Note Regarding Forward-Looking Statements

The Company and MetaBank may, from time to time make written or oral “forward-looking statements,” including statements contained in this Supplement, the Company’s filings with the SEC, the Company’s reports to stockholders, and in other communications by the Company and MetaBank, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future,” or the negative of those terms, or other words of similar meaning or similar expressions. You should carefully read statements that contain these words because they discuss our future expectations or state other “forward-looking” information.

These forward-looking statements are based on information currently available to the Company and assumptions about future events, and include statements with respect to the Company’s beliefs, expectations, estimates, and intentions, which are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. Such risks, uncertainties and other factors may cause our actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in or implied by these forward-looking statements. These statements include, among others, statements regarding the Merger. The potential risks, uncertainties and other factors that could cause actual results to differ from those projected include, among other things, the risk that the transaction may not occur on a timely basis or at all; the parties’ ability to obtain regulatory approvals and approval of their respective shareholders, and otherwise satisfy the other conditions to closing, on a timely basis or at all; the risk that the businesses of the Company and MetaBank, on the one hand, and Crestmark and Crestmark Bank, on the other hand, may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; the expected growth opportunities, beneficial synergies and/or operating efficiencies from the proposed transaction may not be fully realized or may take longer to realize than expected; customer losses and business disruption following the announcement or consummation of the proposed transaction; potential litigation relating to the proposed merger transaction; and the risk that the Company may incur unanticipated or unknown losses or liabilities if it completes the proposed transaction with Crestmark and Crestmark Bank.

The foregoing list of factors is not exclusive. We caution you not to place undue reliance on these forward-looking statements. The forward-looking statements included in this Supplement speak only as of the date hereof. Additional discussions of factors affecting the Company’s business and prospects are reflected under the caption “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended September 30, 2017, and in other filings made with the SEC. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events, or for any other reason.